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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to use in this Registration Statement on Amendment No. 1 to Form S-1 of our report dated February 26, 1999, except for Note 17 as to which the date is April 14, 1999, relating to the financial statements of Natural Health Trends Corp. and Subsidiaries for the years ended December 31, 1998, 1997 and 1996, and the reference to our firm under the caption 'Experts' in this Registration Statement.



                                          /s/ FELDMAN SHERB HOROWITZ & CO.,
                                          P.C.
                                          --------------------------------------
                                          FELDMAN SHERB HOROWITZ & CO., P.C.
                                          Certified Public Accountants



New York, New York
September 17, 1999